UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-31740	51-0405729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal Executive Offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

A version of the attached revised financial projections (the “Projections”) were originally provided to Aurelius Capital Partners, LP, Aurelius Capital Master, Ltd. and Aurelius Convergence Master, Ltd. (collectively, “Aurelius”), holders of common stock of Citadel Broadcasting Corporation (the “Company”), as well as to counsel for the statutory committee of unsecured creditors appointed in the Company’s chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York and counsel for JPMorgan Chase Bank, N.A., as administrative agent to the Company’s secured lenders, in connection with Aurelius’s objection to the First Modified Joint Plan of Reorganization of the Company and its debtor affiliates (the “Plan”) and pursuant to confidentiality agreements with each such interested party. The Company has agreed to remove the confidentiality designation with respect to the attached Projections and the attached Projections will become publicly available in connection with the Company’s chapter 11 proceedings. Consequently, out of an abundance of caution, the attached Projections are being disclosed in this Item 7.01 and attached hereto as Exhibit 99.1, and will also be available at the website of the Company’s notice and claims agent, http://www.kccllc.net/Citadel. The information included in Exhibit 99.1 is incorporated by reference in response to this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Forward-looking Statements

This Current Report on Form 8-K, as well as other statements made by the Company, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts and leases that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on the Company’s liquidity, results of operations and business relations; (viii) the ability of the Company to execute its business plans and strategy; (ix) the ability of the Company to attract, motivate and/or retain key executives and associates; (x) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected; and (xi) increased competition in the radio broadcasting industry. Other risk factors are listed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2009. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan or plans of reorganization could result in holders of the Company’s common stock or other equity interests and claims relating to pre-petition liabilities receiving no distribution on account of their interest and cancellation of their interests and their claims and cancellation of their claims. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that certain creditors or equity holders do not receive or retain property on account of their claims or equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock and claims to be highly speculative and cautions equity holders that the stock and creditors that the claims may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company’s common stock or other equity interest or any claims relating to pre-petition liabilities. The proposed plan of reorganization currently provides that all of the Company’s common stock and other equity interests will be cancelled for no consideration.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Citadel Broadcasting Corporation’s revised financial projections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: May 7, 2010	By:	/S/ RANDY L. TAYLOR
	Name:	Randy L. Taylor
	Title:	Senior Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Citadel Broadcasting Corporation’s revised financial projections.